EXHIBIT 21

SUBSIDIARIES

Each of the following subsidiaries of Jacobs Entertainment, Inc. and each other subsidiary that is or becomes a guarantor of the securities registered hereby is hereby made a registrant.

Exact Name of Registrant as in its Charter	State of Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	Percent Owned (directly or indirectly)	I.R.S. Employer Identification Number
Black Hawk Gaming & Development Company, Inc.	Colorado	7993	100%	84-1158484
Black Hawk/Jacobs Entertainment, LLC	Colorado	7993	100%	84-1344735
Cash Magic Bayou Vista, LLC	Louisiana	7993	100%	72-1460460
Cash Magic Breaux Bridge, LLC	Louisiana	7993	100%	43-1996089
Cash Magic Broussard North, LLC	Louisiana	7993	100%	27-0014037
Cash Magic Broussard South, LLC	Louisiana	7993	100%	34-1967692
Cash Magic Eunice, LLC	Louisiana	7993	100%	20-0180331
Cash Magic Forest Gold, LLC	Louisiana	7993	100%	20-5044243
Cash Magic Houma, LLC	Louisiana	7993	100%	72-1447916
Cash Magic Lake Charles, LLC	Louisiana	7993	100%	72-1150382
Cash Magic Larose, LLC	Louisiana	7993	100%	20-3747106
Cash Magic Lucky Magnolia, LLC	Louisiana	7993	100%	72-1268240
Cash Magic Raceland, LLC	Louisiana	7993	100%	72-1478884
Cash Magic Shreveport, LLC	Louisiana	7993	100%	20-5884711
Cash Magic Silver Fox, LLC	Louisiana	7993	100%	20-3747037
Cash Magic Springhill, LLC	Louisiana	7993	100%	20-5468586
Cash Magic St. Helena, LLC	Louisiana	7993	100%	20-5041022
Cash Magic Texas Pelican, LLC	Louisiana	7993	100%	20-4522514
Cash Magic Thibodaux, LLC	Louisiana	7993	100%	72-1221055
Cash Magic Vinton, LLC	Louisiana	7993	100%	27-0014042
Cash Magic Vivian, LLC	Louisiana	7993	100%	20-5468651
Cash Magic Westbank, LLC	Louisiana	7993	100%	20-0246595
Cash Magic Winner’s Choice, LLC	Louisiana	7993	100%	72-1227314
Colonial Downs, LLC	Virginia	7948	100%	54-1826807	*
Colonial Downs, L.P.	Virginia	7993	100%	54-1739103
Colonial Holdings, Inc.	Virginia	7948	100%	54-1826807	*
Diamondhead Real Estate, LLC	Delaware	7948	100%	26-2330243
Gilpin Hotel Venture	Colorado	7993	100%	84-1195732
Gilpin Ventures, Inc.	Colorado	7993	100%	84-1177995
Gold Dust West Casino, Inc.	Nevada	7993	100%	84-1531817
Jacobs Elko Entertainment, Inc.	Nevada	7993	100%	20-4968456
Jacobs Nautica Development, Inc.	Delaware	7948	100%	26-2147084
Jacobs Piñon Plaza Entertainment, Inc.	Nevada	7993	100%	04-3843590
Jacobs Sugar Warehouse, Inc.	Delaware	7948	100%	26-3015086
Jalou—Cash’s L.L.C.	Louisiana	7993	100%	31-1750851
Jalou of Vinton-Bingo, LLC	Louisiana	7993	100%	20-4522638
JEI Distributing, LLC	Louisiana	7993	100%	26-3705204
JRJ Properties, LLC	Louisiana	7948	100%	13-4236507
Maryland-Virginia Racing Circuit, Inc.	Virginia	7993	100%	52-1919780
Stansley Racing Corp.	Virginia	7948	100%	52-1880278
Virginia Concessions, L.L.C.	Virginia	7993	100%	54-1787887

*	Utilize same Employer Identification Number.